EXHIBIT 4.2

NINTH SUPPLEMENTAL INDENTURE
DATED AS OF SEPTEMBER 30, 2016
to
INDENTURE
dated as of October 6, 2010
among
MOLSON COORS INTERNATIONAL LP, as Issuer
THE GUARANTORS NAMED THEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee
THIS NINTH SUPPLEMENTAL INDENTURE, dated as of September 30, 2016 (this “Ninth Supplemental Indenture”), to the Indenture dated as of October 6, 2010 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of October 6, 2010, as supplemented by the Second Supplemental Indenture dated as of December 25, 2010, as supplemented by the Third Supplemental Indenture dated as of March 8, 2011, as supplemented by the Fourth Supplemental Indenture dated as of November 11, 2011, as supplemented by the Fifth Supplemental Indenture dated as of May 3, 2012, as supplemented by the Sixth Supplemental Indenture dated as of June 15, 2012, as supplemented by the Seventh Supplemental Indenture dated as of May 13, 2016 and the Eighth Supplemental Indenture dated as of August 19, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Ninth Supplemental Indenture, the “Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, MOLSON COORS HOLDCO INC., a Delaware Corporation, COORS INTERNATIONAL HOLDCO 2, ULC, a Nova Scotia unlimited liability company, MILLERCOORS HOLDINGS LLC, a Colorado limited liability company, and CBC HOLDCO 3, INC., a Colorado corporation (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada, as Trustee (the “Trustee”).
WHEREAS, Section 9.01(5) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantees with respect to the Securities, including any Subsidiary Guaranties;
WHEREAS, the Issuer desires to add MillerCoors Holdings LLC and CBC Holdco 3, Inc. (collectively, the “New Guarantors”), as Subsidiary Guarantors under the Indenture;
WHEREAS the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;
NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Addition of Subsidiary Guarantors. Each of the New Guarantors hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article X of the Original Indenture.
Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Ninth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Ninth Supplemental Indenture, in which case the terms of this Ninth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Ninth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 4.    Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.    Governing Law. This Ninth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 6.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the

Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Ninth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
GUARANTORS:
MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President Treasurer
COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON CANADA 2005

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
CBC HOLDCO LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley

[Signature Page to Ninth Supplemental Indenture]

Title: Vice President, Treasurer
MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MC HOLDING COMPANY LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 2 LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
NEWCO3, INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

[Signature Page to Ninth Supplemental Indenture]

COORS INTERNATIONAL HOLDCO 2, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MILLERCOORS HOLDINGS LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 3, INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

[Signature Page to Ninth Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Lisa M. Kudo
Name: Lisa M. Kudo
Title: Corporate Trust Officer

By:	/s/ Raji Sivalingam
Name: Raji Sivalingam
Title: Corporate Trust Officer

[Signature Page to Ninth Supplemental Indenture]